                                                                    Exhibit 10.1


                         RECKSON ASSOCIATES REALTY CORP.
                            LONG-TERM INCENTIVE PLAN
                             OP UNIT AWARD AGREEMENT



Name of Grantee: Scott H. Rechler ("Grantee")
No. of LTIP OP Units: 100,000
Date of Grant: April 4, 2006



                                    RECITALS

         A. The Grantee is an executive officer of Reckson Associates Realty Corp. (the "Company") or one of its Affiliates.

         B. The Grantee was selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive an award of Long-Term Incentive Plan OP Units ("LTIP OP Units") in Reckson Operating Partnership, L.P. (the "Partnership") in the number specified above and having the rights specified herein and in the Supplement to the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") Establishing 2006 LTIP Units of Limited Partnership Interest (the "Partnership Agreement Supplement").

         NOW, THEREFORE, the Company hereby grants to the Grantee, effective as of the Date of Grant specified above, the number of LTIP OP Units listed above subject to the terms and conditions of this Agreement.

         1. Restrictions and Conditions:

            (a) The records of the Partnership evidencing the LTIP OP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP OP Units are subject to restrictions as set forth herein, in the Partnership Agreement Supplement and in the Partnership Agreement.

            (b) None of the LTIP OP Units awarded to the Grantee hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law, or redeemed in accordance with the Partnership Agreement or the Partnership Agreement Supplement (a) prior to vesting, (b) for a period of two (2) years beginning on the Date of Grant specified above other than in connection with a Change-in-Control, or (c) unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such disposition is in accordance with the applicable terms and conditions of the Partnership Agreement and the Partnership Agreement Supplement. In connection with any transfer of LTIP OP Units, the Company may require the transferor to provide at the Grantee's own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of LTIP OP Units not in accordance with the terms and conditions of this Section 1(b) shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP OP Units as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any LTIP OP Units.

            (c) Except as otherwise provided in Section 2 hereof or elsewhere herein, if the Grantee's employment with the Company or its Affiliates is voluntarily or involuntarily terminated for any reason prior to vesting of the LTIP OP Units granted herein, the Grantee shall forfeit all LTIP OP Units that are not vested as of the date of such termination of employment.

         2. Vesting of the LTIP OP Units: The LTIP OP Units generally will become vested as follows:

            (a) 50.0% of the LTIP OP Units will become cumulatively vested on December 31, 2007 and December 31, 2008 (each, an "Annual Vesting Date"); in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date; and provided, further, that any LTIP OP Units which otherwise would become vested on such Annual Vesting Date will not become so vested unless the Company has achieved, during the calendar year completed on December 31, 2006, (i) a total return to shareholders (including all Common Stock dividends and stock appreciation) based on the respective Initial Base Price that either (x) is at or above the 50th percentile of the total return to shareholders achieved by members of the Peer Group during the same period, or (y) subject to the provisions of Section 2(e), equals a total return of at least 9% per annum or (ii) a per share increase in annual Funds from Operations of 5% or more. If the vesting performance requirement is not satisfied for the calendar year ending December 31, 2006, the LTIP OP Units will not be forfeited and will become vested on December 31, 2007, or if the performance requirement is not satisfied at such date the LTIP OP Units will not be forfeited and will become vested on December 31, 2008, if on either of such dates the vesting performance requirement is satisfied on a cumulative and compounded basis as measured for an extended performance period beginning with the annual period for which the vesting performance requirement was not satisfied through the relevant date. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the VWAP for the last ten trading days of the Company's Common Stock and the common stock of the members of the Peer Group at the applicable calendar year end, and (ii) the per annum percentage performance of the Company will be determined using the VWAP for the last ten trading days for the period ending at the applicable calendar year end. If the vesting performance requirement is not satisfied at December 31, 2008, subject to
Section 2(d), the LTIP OP Units will be forfeited.

            (b) Notwithstanding the foregoing, if a Change-in-Control occurs prior to December 31, 2008 and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, all non-vested LTIP OP Units will thereupon become fully vested provided that, if a Change-in-Control shall occur and (i) (a) the Company continues in existence as a public company or (b) another company is the successor to the Company in a transaction whereby holders of Common Stock receive common stock of the successor company (or a combination of common stock and cash) and such successor company expressly assumes the obligations of the Company as the general partner of the Partnership, and (ii) (a) the Partnership continues in existence as the operating partnership of the Company (in the event described in clause (i)(a) above) or (b) another limited partnership, limited liability company or similar entity is the successor to the Partnership in a transaction whereby holders of OPU and LTIP OP Units receive equity interests in such successor entity having substantially identical rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as the OPU and LTIP OP Units, respectively, and expressly assumes the obligations under this Agreement, and (iii) the Grantee continues employment with the Company or such successor company or their Affiliates, as the case may be, then no vesting shall occur under this Section 2(b) as a result of such Change-in-Control, but this Agreement and the awards hereunder shall continue in effect on the terms hereof, subject to the adjustment of the Initial Base Price as may be appropriate pursuant to Section 4 hereof.

            (c) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to December 31, 2008 by reason of the Grantee's death or Disability, by the Grantee for Good Reason or in the event a Force Out occurs subsequent to a Change-in-Control, or by the Company or any Affiliate for any reason other than Cause or transfer to another Affiliate, all non-vested LTIP OP Units will thereupon become fully vested. If the Grantee's employment with the Company and all Affiliates is terminated prior to December 31, 2008 for any other reason, any LTIP OP Units that have not yet become vested will thereupon be forfeited.

            (d) Notwithstanding the foregoing, if the Grantee remains in continuous employment with the Company or any of its Affiliates until an applicable Annual Vesting Date but the vesting performance requirement is not satisfied at such date (or any extended performance period as contemplated in Section 2(b) above), and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the LTIP OP Units that otherwise would have become vested on that Annual Vesting Date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such LTIP OP Units.

            (e) Notwithstanding the foregoing, in the event that (i) the LTIP OP Units would become vested as a result of the Company achieving a total return of at least 9% per annum in accordance with the terms of Section 2(a), (ii) the appreciation in the share price of the Common Stock alone has not resulted in the Company achieving such a 9% per annum total return (i.e., without taking into account any dividends paid to holders of Common Stock), and (iii) the Company's Dividend Payout Ratio with regard to its Cash Available for Distribution exceeds 100% for any relevant annual period or periods, the Committee may, in its sole discretion, review whether it is appropriate for the LTIP OP Units to vest for such period or periods, and may determine that the LTIP OP Units shall not vest, in whole or in part, based upon such facts as it deems appropriate including, but not limited to, the effect on the Dividend Payout Ratio of rent concessions, tenant improvements, capital expenditures by the Company and similar matters that represent uses of operating cash flow for the purpose of generating incremental cash flow or other returns for the Company.

         3. Distributions. Distributions on the LTIP OP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.

         4. Adjustment. The Committee will make or provide for such adjustments in the number of LTIP OP Units and the vesting performance requirements applicable to LTIP OP Units, as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Company or similar events with respect to the partnership interests in the Partnership or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.

         5. Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP OP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

         6. Investment Representation; Registration.

            (a) The Grantee hereby makes the covenants, representations and warranties set forth on EXHIBIT B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on EXHIBIT B were false when made or have, as a result of changes in circumstances, become false.

            (b) The Partnership may make a notation in its records and/or affix a legend to the certificates (if any) representing the LTIP OP Units issued pursuant to this Agreement to the effect that such units have not been registered under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.

            (c) The Partnership will have no obligation to register under the Securities Act any LTIP OP Units.

         7. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         8. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws of such State.

         9. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

         10. Amendment. The Grantee acknowledges that this Agreement may be amended or canceled by the Partnership for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee's rights under this Agreement without the Grantee's written consent.

         11. No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue the Grantee in employment and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee at any time.

         12. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

         13. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to any award under this Agreement, such Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Company regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

         14. Successors and Assigns. This Agreement shall be binding upon the Partnership's successors and assigns, whether or not this Agreement is expressly assumed.

         15. Certain Definitions.

             (a) "Affiliate" means any person or entity that, at the time of reference, is controlled by, controlling of or under common control with the Company.

             (b) "Cash Available for Distribution" means the Company's cash available for distribution to holders of the Company's Common Stock on an "as committed" basis as announced by the Company for the relevant period.

             (c) "Cause" means a finding by the Company's Board of Directors that the Grantee has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or any Affiliate; (ii) defaulted in the performance of his material duties to the Company or any Affiliate and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or any Affiliate, which act has had a material and adverse impact on the financial affairs of the Company or such Affiliate; or
(iv) been convicted of a felony or committed a material act of common law fraud against the Company, any Affiliate or any of their employees and such act or conviction has had, or the Company's Board of Directors reasonably determines will have, a material adverse effect on the interests of the Company or such Affiliate; provided, however, that a finding of Cause will not become effective unless and until the Board of Directors provides the Grantee notice that it is considering making such finding and a reasonable opportunity to be heard by the Board of Directors.

             (d) A "Change-in-Control" will be deemed to have occurred if following the Date of Grant:

                  (i) any Person, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"), (B) the combined voting power of the Company's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Company; or

                  (ii) individuals who, as of the effective date of this Agreement, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes of this Agreement, be considered an Incumbent Director; or

                  (iii) consummation of (1) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Company, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

                  (iv) stockholder approval of any plan or proposal for the liquidation or dissolution of the Company.

                  Notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (i), and (B) solely as a result of the direct or indirect acquisition of beneficial ownership of Voting Securities by any executive officers of the Company on the date hereof and/or the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries if the Grantee is one of the executive officers participating in such acquisition.

             (e) "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company.

             (f) "Disability" means that the Grantee has been unable to efficiently perform his duties to the Company and all Affiliates because of any physical or mental injury or illness until the earlier of such time when (i) the period of injury or illness (whether or not the same injury or illness) exceeds 180 consecutive days or (ii) the Grantee becomes eligible to receive benefits under a comprehensive disability insurance policy maintained or sponsored by the Company.

             (g) "Dividend Payout Ratio" means the quotient, expressed as a percentage, derived by dividing the aggregate dividends paid on shares of the Company's Common Stock during a relevant period by the Cash Available for Distribution for such period.

             (h) "Employment Agreement" means the Amendment and Restatement of Employment and Noncompetition Agreement, dated as of August 15, 2000, between the Grantee and the Company as may be amended or restated from time to time, or any agreement entered into by the Company and the Grantee after the date hereof with respect to the Grantee's employment by the Company.

             (i) "Force Out" means

                  (i) a change in duties, responsibilities, status or positions with the Company or successor company, which, in the Grantee's reasonable judgment, does not represent a promotion from or maintaining of the Grantee's duties, responsibilities, status or positions as in effect immediately prior to the Change-in-Control, or any removal of the Grantee from or any failure to reappoint or reelect the Grantee to such positions, except in connection with the termination of the Grantee's employment for Cause, Disability, retirement or death;

                  (ii) a reduction by the Company or such successor company in the Grantee's base salary as in effect immediately prior to the Change-in-Control;

                  (iii) the failure by the Company or such successor company to provide and credit the Grantee with the number of paid vacation days to which the Grantee is then entitled in accordance with the Company or such successor company's normal vacation policies as in effect immediately prior to the Change-in-Control;

                  (iv) the Company or such successor company requiring the Grantee to be based in an office located beyond a reasonable commuting distance from the Grantee's residence immediately prior to the Change-in-Control, except for required travel relating to the Company or such successor company's business to an extent substantially consistent with the business travel obligations which the Grantee undertook on behalf of the Company or such successor company prior to the Change-in-Control;

                  (v) the failure by the Company or such successor company to obtain from any successor to the Company or such successor company an agreement to be bound by this Agreement and the Employment Agreement;

                  (vi) any refusal by the Company or such successor company to continue to allow the Grantee to attend to matters or engage in activities not directly related to the business of the Company or such successor company which, prior to the Change in-Control, the Grantee was permitted by the Company or such successor company's Boards of Directors to attend to or engage in; or

                  (vii) the failure by the Company or such successor company to continue in effect any of the benefit plans, programs or arrangements in which the Grantee is participating at the time of the Change-in-Control of the Company or such successor company (unless the Grantee is permitted to participate in any substitute benefit plan, program or arrangement with substantially the same terms and to the same extent and with the same rights as the Grantee had with respect to the benefit plan, program or arrangement that is discontinued) other than as a result of the normal expiration of any such benefit plan, program or arrangement in accordance with its terms as in effect at the time of the Change-in-Control, or the taking of any action, or the failure to act, by the Company or such successor company which would adversely affect the Grantee's continued participation in any of such benefit plans, programs or arrangements on at least as favorable a basis to the Grantee as is the case on the date of the Change-in-Control or which would materially reduce the Grantee's benefits in the future under any of such benefit plans, programs or arrangements or deprive the Grantee of any material benefits enjoyed by the Grantee at the time of the Change-in-Control.

             (j) "Funds from Operations" means the Company's funds from operations as defined by the National Association of Real Estate Investment Trusts and as may be adjusted by the Company.

             (k) "Good Reason" means the occurrence of any of the following events or conditions, which event or condition is not corrected by the Company within 30 days of written notice from the Grantee: (i) any failure of the Board of Directors of the Company to elect the Grantee to offices with the same or substantially the same duties and responsibilities as in effect on the Date of Grant, (ii) any material failure by the Company or any Affiliate to timely pay or provide to the Grantee any compensation or benefits required to be paid or provided under the terms of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, (iii) any material breach by the Company or any Affiliate of any other provision of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, and
(iv) any failure by the Company or any Affiliate to timely offer to renew (and to hold such offer to renew open for acceptance for a reasonable period of time) on substantially identical terms until at least the fourth anniversary of the Date of Grant any employment agreement in effect on the Date of Grant between the Grantee and the Company or such Affiliate.

             (l) "Initial Base Price" means $35.98 per share of the Common Stock of the Company.

             (m) An "OPU" means a Class A common operating partnership unit of the Partnership.

             (n) "Peer Group" means the business entities set forth on EXHIBIT A to this Agreement, and any successors to the businesses or assets of such entities as determined by the Committee in its sole and absolute discretion. If an entity listed on such Exhibit ceases to exist during the term of this Agreement and the Committee determines that there is no successor to the business or assets of such entity, then such entity will cease to be treated as a member of the Peer Group to the extent and for the periods determined by the Committee in its sole and absolute discretion.

             (o) "Person" has the meaning used in Sections 13(d) and 14(d) of the Exchange Act.

             (p) "Securities Act" means the Securities Act of 1933.

             (q) "VWAP" means the volume weighted average closing price per share of a security on the primary exchange or other quotation system on which the security is traded.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 4th day of April, 2006.


                               RECKSON ASSOCIATES REALTY CORP.




                               By:      /s/ Jason M. Barnett
                                     -------------------------------------------
                                     Name:  Jason M. Barnett
                                     Title:  Senior Executive Vice President--
                                     Corporate Initiatives and General
                                     Counsel





                               RECKSON OPERATING PARTNERSHIP, L.P.




                               By:      /s/ Jason M. Barnett
                                     -------------------------------------------
                                     Name:  Jason M. Barnett
                                     Title:  Senior Executive Vice President--
                                     Corporate Initiatives and General
                                     Counsel





                                     /s/ Scott H. Rechler
                                    --------------------------------------------
                                     Scott H. Rechler

                        Exhibit A - Peer Group Companies




                         American Financial Realty Trust
                            Arden Realty Group, Inc.
                             Boston Properties, Inc.
                             Brandywine Realty Trust
                         CarrAmerica Realty Corporation
                       Crescent Real Estate Equities, Inc.
                         Equity Office Properties Trust
                          Mack-Cali Realty Corporation
                             Maguire Properties Inc.
                            Prentiss Properties Trust
                           SL Green Realty Corporation
                             Trizec Properties Inc.
                              Vornado Realty Trust

                                                                       EXHIBIT B



               GRANTEE'S COVENANTS, REPRESENTATIONS AND WARRANTIES

         The Grantee hereby represents, warrants and covenants as follows:

         (a) The Grantee is an individual with income (without including any income of the Grantee's spouse) in excess of $200,000, or joint income with the Grantee's spouse, in excess of $300,000, in each of the two most recent years, and the Grantee reasonably expects to reach the same income level in the current year.

         (b) The Grantee has received and had an opportunity to review the following documents (the "Background Documents"):

             (i)       The Company's latest Annual Report to Stockholders;

             (ii) The Company's Proxy Statement for its most recent Annual Meeting of Stockholders;

             (iii) The Company's Report on Form 10-K for the fiscal year most recently ended;

             (iv) The Company's Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the report described in clause (iii) above;

             (v) Each of the Company's Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended;

             (vi)      The Partnership Agreement; and

             (vii) The Company's Amended and Restated Certificate of Incorporation.

         The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as an LTIP OP Unitholder shall not constitute an offer of LTIP OP Units until such determination of suitability shall be made.

         (c) The Grantee hereby represents and warrants that

             (i) The Grantee either (i) is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) by reason of his or her business and financial experience, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him or her with respect to the grant to him or her of LTIP OP Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he or she
                       (A) is capable of evaluating the merits and risks of an investment in the Partnership and of making an informed investment decision, (B) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (C) is capable of bearing the economic risk of such investment.

             (ii) The Grantee understands that (A) the award of LTIP OP Units involves risks different from, and in certain circumstances substantially greater than those involved in an award of a comparable number of shares of restricted common stock of the Company; (B) the Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP OP Units may become subject, to his or her particular situation; (C) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors; (D) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP OP Units; and (E) an investment in the Partnership involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP OP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and its activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP OP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP OP Units. THE GRANTEE HAS RELIED UPON, AND IS MAKING ITS DECISION SOLELY UPON, THE BACKGROUND DOCUMENTS AND OTHER WRITTEN INFORMATION PROVIDED TO THE GRANTEE BY THE PARTNERSHIP OR THE COMPANY. The Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee's receipt of LTIP OP Units.

             (iii) The LTIP OP Units to be issued will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee's right (subject to the terms of the LTIP OP Units and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP OP Units in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

             (iv) The Grantee acknowledges that (A) the LTIP OP Units to be issued have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP OP Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP OP Units and (E) the Partnership has no obligation or intention to register such LTIP OP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP OP Units acquired hereby that are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP OP Units acquired hereby for an indefinite period of time.

             (v) The Grantee has determined that the LTIP OP Units are a suitable investment for the Grantee.

             (vi) No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP OP Units except the information specified in Paragraph
                       (b) above.

         (d) So long as the Grantee holds any LTIP OP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP OP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

         (e) The address set forth on the signature page of this Agreement is the address of the Grantee's principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

         (f) The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.


                                      B-4